Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re: DENDREON CORPORATION, et al., Debtors.[1]		Chapter 11 Case No. 14-12515 (LSS) Jointly Administered Related Docket Nos. 17, 62, 195
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ORDER (A) APPROVING STALKING HORSE BIDDER AND AUTHORIZING BID

PROTECTIONS IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL OF

THE DEBTORS’ ASSETS, (B) RESCHEDULING THE HEARING TO APPROVE SUCH

SALE AND (C) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the Debtors for an order (the “Order”) (a) approving Valeant Pharmaceuticals International, Inc. as the stalking horse bidder (the “Stalking Horse Bidder”) for the sale (the “Sale”) of all or substantially all of the Debtors’ non-cash assets (the “Acquired Assets”) and authorizing bid protections in connection therewith, (b) rescheduling the hearing to approve the Sale (the “Sale Hearing”), and (c) granting related relief; and this Court having considered the Motion, and the arguments of counsel made, and the evidence adduced, at the hearing on the Motion; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the Debtors,

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

[2]	Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Motion or the Sale Motion, as applicable.

their estates, their creditors and other parties in interest; and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby,

FOUND, CONCLUDED AND DETERMINED THAT:3

A. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409. The legal predicates for the relief requested in the Motion are Bankruptcy Code sections 105, 363 and 503. Such relief is also warranted pursuant to Bankruptcy Rules 6004 and 9014.

B. The relief granted herein is in the best interests of the Debtors, their estates and other parties in interest.

C. The Debtors have articulated good and sufficient business reasons for the Court to (i) approve the Stalking Horse Bidder, (ii) approve the payment of the Break-Up Fee and Expense Reimbursement Amount (together, the “Bid Protections”) to the Stalking Horse Bidder in accordance with the acquisition agreement attached hereto as Exhibit A (the “Acquisition Agreement”), and (iii) set the date of the Sale Hearing.

D. The Debtors have demonstrated the Bid Protections are actual and necessary costs and expenses of preserving the Debtors’ estates, within the meaning of section 503(b) of the Bankruptcy Code, and of substantial benefit to the Debtors’ estates by inducing the Stalking Horse Bidder’s bid, which has established a bid standard or minimum for other bidders for the Acquired Assets, thereby ensuring that during the Auction, if any, the Debtors receive the

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The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

highest or best bid possible for the Acquired Assets. The Debtors have also demonstrated that the Stalking Horse Bidder required Bid Protections set forth in the Motion as a condition to agreeing to be the Stalking Horse Bidder, such Bid Protections are reasonable, and such Bid Protections are of substantial benefit to the Debtors’ estates by inducing the Stalking Horse Bidder’s bid.

E. Due, sufficient, and adequate notice of the hearing on the Motion and the relief requested in the Motion and the relief granted herein has been given in light of the circumstances and the nature of the relief requested, and no other or further notice thereof is required.

F. The Debtors’ Combined Notice is appropriate and reasonably calculated to provide all interested parties with timely and proper notice, and no further notice of, or hearing on, such notice is necessary or required.

G. The Bid Protections (i) shall be deemed an actual and necessary cost of preserving the Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code; (ii) are of substantial benefit to the Debtors’ estates; (iii) are reasonable and appropriate, including in light of the size and nature of the Sale and the efforts expended by the Stalking Horse Bidder and (iv) enable the Debtors to promote a sale of the Acquired Assets with the greatest benefit to the estate.

H. The Bid Protections were negotiated by the Debtors and the Stalking Horse Bidder in good faith and at arms-length.

IT IS THEREFORE, ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is GRANTED, as set forth herein.

2. Any objections filed in response to the Motion and the relief granted herein, to the extent not resolved as set forth herein or at the hearing on the Motion, are hereby overruled.

3. Notwithstanding any procedure set forth in paragraph 4 of the Bidding Procedures Order, Valeant Pharmaceuticals International, Inc. (the “Purchaser”) shall be the Stalking Horse Bidder for the Acquired Assets.

4. Notwithstanding anything in the Bidding Procedures Order to the contrary, pursuant to Bankruptcy Code sections 105, 363 and 503, the Bid Protections are hereby approved and the Debtors are hereby authorized and directed to pay the Bid Protections to the Stalking Horse Bidder pursuant to the terms of the Acquisition Agreement. The obligation to pay the Bid Protections to the Stalking Horse Bidder (i) shall be entitled to administrative expense claim status under sections 503(b)(1)(A) and 507(a)(2) of the Bankruptcy Code, (ii) shall be a superpriority administrative expense claim with priority over all other administrative claims against the Debtors, and (iii) shall survive termination of the Acquisition Agreement.

5. Other than as explicitly modified herein, the Bidding Procedures Order and the Bidding Procedures, including all deadlines set forth therein, remain in full force and effect; provided, however, that to the extent the Bidding Procedures Order or the Bidding Procedures is inconsistent with the Acquisition Agreement, the Acquisition Agreement shall govern (e.g., with respect to when the Stalking Horse Bidder must forfeit or is entitled to return of its deposit).

6. Notwithstanding anything to the contrary in the Bidding Procedures Order: (i) the Stalking Horse Bidder’s bid as set forth in the Acquisition Agreement is a Qualified Bid, (ii) the Debtors shall distribute each Qualified Bid to counsel to the Stalking

Horse Bidder within one (1) Business Day of determining it is a Qualified Bid, (iii) the Debtors shall provide a copy of the Auction Baseline Bid to the Stalking Horse Bidder as soon as practicable prior to the Auction, (iv) in evaluating and valuing all Qualified Bids and Overbids, the Debtors shall give effect to the Break-Up Fee and Expense Reimbursement, and (v) if the Debtors furnish to any bidder any material information related to the Debtors not theretofore given to the Stalking Horse Bidder, then the Debtors shall promptly notify the Stalking Horse Bidder of such information and place it in the designated data room for the Stalking Horse Bidder.

7. Qualified Bids made in accordance with the Bidding Procedures Order and the Bidding Procedures must be received in writing on or before February 10, 2015 at 5:00 p.m. (prevailing Eastern Time).

8. The Sale Hearing to approve the Sale of the Acquired Assets shall be held on February 20, 2015 at 10:00 a.m. (prevailing Eastern Time).

9. The Auction shall take place in accordance with the Bidding Procedures Order and the Bidding Procedures on or before February 12, 2015 at 10:00 a.m. (prevailing Eastern Time).

10. The Debtors are hereby authorized and empowered to take such actions as may be reasonably necessary to implement and effect the terms and requirements established by this Order.

11. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.

12. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7052, 9014 or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

13. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

Dated:	Wilmington, Delaware
February 5, 2015

/s/ Laurie Selber Silverstein
Honorable Laurie S. Silverstein
UNITED STATES BANKRUPTCY JUDGE